FIFTH AMENDMENT TO PARTICIPATION AGREEMENT

THIS FIFTH AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 9th day of January, 2009, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”), FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”), DREYFUS INVESTMENT PORTFOLIOS, THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC., DREYFUS STOCK INDEX FUND, INC. and DREYFUS VARIABLE INVESTMENT FUND (the “Funds”), collectively the “Parties”. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, GWL&A, First GWL&A and the Funds are parties to a Fund Participation Agreement dated December 31, 1998, as amended from time to time (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add additional separate Accounts;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

2.	All references to the “First GWL&A Account” now includes the COLI VUL Series Account 1 (First GWL&A).

IN WITNESS WHEREOF, the Parties have executed this Amendment.

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GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:

Title:
Date:

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Ron Laeyendecker

Name:	Ron Laeyendecker
Title:	Sr. Vice President
Date:	1/16/09

ON BEHALF OF THE DREYFUS FUNDS LISTED ABOVE AS PARTIES TO THE AGREEMENT

By:	/s/ Michael A. Rosenberg

Name:	Michael A. Rosenberg

Title:	Secretary

SCHEDULE A

Contracts	Form Numbers

AICPA Variable Annuity	J438

Individual Flexible Premium Variable Universal Life Insurance	J355, J355NY, J350, J50rev J500, J500NY PPVUL – NY PPVUL

Separate Accounts

Maxim Series Account

COLI VUL-2 Series Account (GWL&A)

COLI VUL-4 (GWL&A)

COLI VUL-7 Series Account (GWL&A) (an unregistered Separate Account)

COLI VUL-1 Series Account (First GWL&A) (an unregistered Separate Account)

COLI VUL-2 Series Account (First GWL&A)

COLI VUL-4 (First GWL&A)

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